Exhibit 32(a)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL CORPORATION'S FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2019

In connection with the quarterly report on Form 10-Q of PPL Corporation (the "Company") for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, William H. Spence, the Principal Executive Officer of the Company, and Joseph P. Bergstein, Jr., the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 5, 2019	/s/ William H. Spence
William H. Spence
Chairman and Chief Executive Officer
(Principal Executive Officer)
PPL Corporation

/s/ Joseph P. Bergstein, Jr.
Joseph P. Bergstein, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
PPL Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.